INDEPENDENT AUDITORS' CONSENT                                      EXHIBIT 23.1

We consent to the incorporation by reference in this Registration on Form S-3 of our report dated February 4, 1999, included in the Current Report of The AES Corporation on Form 8-K, dated March 18, 1999, and of our report dated February 4, 1999 on the related financial statement schedules included in the Annual Report of The AES Corporation on Form 10-K for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in each prospectus, which are part of this Registration Statement.


/S/ Deloitte & Touche LLP
McLean, Virginia
June 29, 1999